                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                                                                       JURISDICTION OF
               SUBSIDIARY                                        INCORPORATION OR ORGANIZATION
----------------------------------------------------------------------------------------------
      Eaton Semiconductor Limited                                            Korea
      Eaton Services Pte Limited                                           Singapore
  Axcelis Technologies, Inc. (Branch)                                      Malaysia
  Axcelis Technologies, Inc. (Branch)                                        India
High Temperature Engineering Corporation                           (Delaware) United States
      Fusion Systems Corporation                                   (Delaware) United States
 Fusion Technology International Inc.                              (Delaware) United States
         Fusion Europe Limited                                          United Kingdom
       Axcelis Technologies Sarl                                            France
        Fusion Semiconductor KK                                              Japan
       Axcelis Technologies GmbH                                            Germany
        Fusion Pacific Limited                                               Korea
     Axcelis Technologies Limited                                       United Kingdom
       Axcelis Technologies Ltd.                                            Taiwan
       Axcelis Technologies Srl                                              Italy
  Fusion Semiconductor Systems Corp.                               (Maryland) United States
        Fusion Investments Inc.                                    (Maryland) United States
      Fusion Advanced Tech Corp.                                   (Delaware) United States